UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure.
In August 2007, Questcor Pharmaceuticals, Inc. (the “Company”) implemented a new strategy for its principal product H. P. Acthar® Gel (repository corticotropin injection). In order to provide investors with an additional update on the progress of the implementation of this strategy, the Company is disclosing the actual quantity of Acthar vials shipped by the Company and received by its U.S. distributor under its new pricing structure during the Company’s first calendar quarter ended March 31, 2008 and the total quantity of Acthar vials shipped during each month within the quarter. The Company recognizes Acthar gross revenue when product has been received by its U.S. distributor. The Company has now disclosed the actual quantity of Acthar vials shipped for each month during the seven month period ended March 31, 2008. Effective with the second quarter ending June 30, 2008, the Company will report the quarterly quantity of Acthar vial shipments in connection with the public release of the Company’s financial results.
The Company shipped and its U.S. distributor received 1,260 vials of Acthar during the first calendar quarter ended March 31, 2008 for distribution to U.S. hospitals and specialty pharmacies. This total included 460, 350, and 450 vials shipped by the Company and received by its U.S. distributor in January, February, and March 2008, respectively. In the months since the Company’s August 27, 2007 price increase, Acthar vial shipments to the Company’s U.S. distributor have ranged from 310 vials in September 2007 to 540 vials in October 2007. As discussed in the Company’s March 3, 2008 press release announcing its fourth quarter and 2007 year end results, this variation in shipments follows a distinct historical pattern of significant month-to-month variability and apparent seasonality in Acthar end user demand.
Month-to-month variability drives quarterly variability. The Company evaluated the historical patterns of quarterly Acthar usage within child neurology, as measured by Wolters-Kluwer, a leading provider of prescription data for the pharmaceutical industry. The Company tabulated the average retail demand for each quarter, from July 2002 to June 2007, as a percentage of the overall average quarterly retail demand. According to this data, while annual retail demand in child neurology, where Acthar is now primarily used, stayed constant during the five-year period July 2002 to June 2007, variation from the mean was frequently observed for individual quarters. For example, the third calendar quarter has historically been the strongest quarter at 113% of the quarterly average, with a range of as low as 94% to as high as 130% of the average quarter. The first calendar quarter, historically the weakest quarter at 85% of average, has ranged from as low as 74% to as high as 93% of the average quarter. The Company believes that this historical variability is due to quarter-to-quarter variations in diagnosis and treatment of the very small IS patient population, coupled with some seasonal influences. These factors make predictions about Acthar vial demand for any specific short time period difficult and future variability in quarterly Acthar orders and demand should be expected.
As required by federal regulations, the Company provides a rebate related to product dispensed to Medicaid eligible patients and certain government entities are permitted to purchase our products for a nominal amount from the Company’s customers who charge back the significant discount to the Company. These Medicaid rebates and government chargebacks are estimated by the Company each quarter and reduce the Company’s gross sales in the determination of its net sales. Effective January 1, 2008, the Company estimates that Acthar gross sales resulting from its reported shipments will be reduced by approximately 30% related to Medicaid rebates and government chargebacks.
As of March 31, 2008, the Company’s cash, cash equivalents and short-term investments were approximately $32 million and its accounts receivable balance was approximately $18 million. The Company provides 60 day payment terms to the Company’s U.S. distributor. The cash balance as of March 31, 2008 is net of approximately $16.5 million of cash used by the Company to repurchase all of the outstanding 2,155,715 Series A preferred shares in February 2008 and the repurchase of 1,527,700 of the Company’s common shares in March 2008 under the Company’s stock repurchase plan. The Company’s stock repurchase plan provides for the Company’s repurchase of up to a total of 7 million of its common shares in either open market or private transactions, which may occur from time to time and in such amounts as management deems appropriate.
The Company is providing this information solely to comply with the disclosure requirements of Regulation FD and the Company makes no commitment to continue to provide such data when not required by Regulation FD. The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Except for the historical information contained herein, this current report contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to continue to successfully implement the new strategy and business model for Acthar, Questcor’s ability to accurately forecast the demand for its products, the gross margin

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achieved from the sale of its products, competitors developing and marketing similar products, Questcor’s ability to enforce its product returns policy, Questcor’s ability to estimate the quantity of Acthar used by government entities and Medicaid eligible patients, that the actual amount of rebates and discounts related to the use of Acthar by government entities and Medicaid eligible patients may differ materially from Questcor’s estimates, the sell-through by Questcor’s distributors, the expenses and other cash needs for upcoming periods, the inventories carried by Questcor’s distributors, Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on taxable income, research and development risks, uncertainties regarding Questcor’s intellectual property and the uncertainty of receiving required regulatory approvals in a timely way, or at all, other research, development, and regulatory risks, and the ability of Questcor to acquire products and, if acquired, to market them successfully and find marketing partners where appropriate, as well as the risks discussed in Questcor’s Annual Report on Form 10-K for the year ended December 31, 2007 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

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